2015 AMENDMENT TO
COMMERCIAL MANUFACTURING AGREEMENT 1

THIS 2015 AMENDMENT TO COMMERCIAL MANUFACTURING AGREEMENT (the “2015 Amendment”), dated as of __ __________ 2015, is by and among SIGA Technologies, Inc., a Delaware corporation, having a place of business at 660 Madison Avenue, Suite 1700, New York, NY, 10065 (“Customer”), and Albemarle Corporation, a Virginia corporation, with a place of business at 451 Florida Street, Baton Rouge, LA, 70801 (“Albemarle”).

RECITALS

WHEREAS, Customer and Albemarle are parties to that certain Commercial Manufacturing Agreement, made as of 25 August 2011 (the “Agreement”), concerning the manufacture of and supply of an active pharmaceutical ingredient known as, or containing, ST-246®, Customer’s proprietary smallpox treatment, referred to as the “Product” in the Agreement;

WHEREAS, the Agreement was amended by that certain Addendum to Commercial Manufacturing Agreement made as of 21 December 2012 (the “First Addendum”), by that certain Addendum 2 to Commercial Manufacturing Agreement made as of 1 July 2013 (the “Second Addendum”), and by that certain Addendum #3 to Commercial Manufacturing Agreement made as of 2 July 2014 (the “Third Addendum”);

WHEREAS, on or about August 19, 2014 Albemarle delivered to the Debtor 1,410.70 kilograms of Product, together with an invoice of the same date, valued at $2,715,597.50 (the “Product Cost”);

WHEREAS, Albemarle has invoiced the Debtor $24,955.02 (“Services Cost”) for services performed prior to the Petition Date.

WHEREAS, on or about September 16, 2014 (the “Petition Date”), Customer filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Chapter 11 Case No. 14-12623 (SHL);

WHEREAS, Customer acknowledges that pursuant to the terms of the Agreement, as amended, Customer owes Albemarle the Product Cost and the Services Cost, which in the aggregate amount to $2,740,552.52 (the “Invoiced Costs”);

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1 Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

WHEREAS, Customer desires to assume the Agreement, as amended by the First Addendum, the Second Addendum and the Third Addendum, and as further amended by this 2015 Amendment and has agreed to pay the Invoiced Costs as provided herein; NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the mutual promises set forth herein, the Parties agree as follows:

AGREEMENT

1.	Amendments. Upon the Amendment Effective Date (as defined below), the Agreement, shall be amended as follows:

1.1.	Article 2, clause 2.3 of the Agreement is amended by adding a new subsection 2.3.1.1 reading as follows:

2.3.1.1 Forecasts and Firm Orders for 2015 and 2016

2015 Production
As of the Amendment Effective Date as such term is defined in the 2015 Amendment to Commercial Manufacturing Agreement dated as of __ ____, ____, supply of Product is proceeding based on Customer’s submission of a written forecast for [redacted] on January 27, 2015. This quantity is to be delivered on or by [redacted] provided Customer timely issues a purchase order per clauses 2.3.2 and 2.4.

2016 Deliveries
As of the Amendment Effective Date, supply of Product is proceeding based on Customer’s submission of a written forecast for an additional [redacted] on March 16, 2015. This quantity is to be delivered on or by [redacted] provided Customer timely issues a purchase order per clauses 2.3.2 and 2.4. Furthermore, based on recent discussions with approved key raw material suppliers followed by receipt of written proposals from these suppliers, the following plan has been developed:

To secure timely raw material supply for additional 2016 deliveries of Product, Albemarle must receive written forecasts for quantities associated with the [redacted] and [redacted] Product production start dates by [redacted].

1.2.	Article 4, clause 4.1 of the Agreement is amended by adding the following to the end of that clause:

Notwithstanding the foregoing, beginning on the Amendment Effective Date, the Unit Price will be as follows:

Quantity	Approx Production Start	Approx Ship Date	Unit Price*
[redacted] forecasted on March 16, 2015	[redacted]	[redacted]	1st 4,200 kg = [redacted] per kg Remaining [redacted] = [redacted] per kg

Next [redacted] kg	[redacted]	[redacted]	[redacted] per kg

Next [redacted] kg	[redacted]	[redacted]	[redacted] per kg

Any additional during Term	TBD	TBD	[redacted] per kg

*Pricing listed and payment of the Invoiced Costs is contingent upon the following:

1. Albemarle and Customer reaching written agreement on security measures required for the production facility prior to start of production of Product and the reimbursement plan for said security measures.
2. Albemarle and Customer mutually agreeing in writing to any changes to Product testing requirements and/or Product specification as defined in Exhibits B and C of the Agreement.

1.3.	Article 4, clause 4.2 is deleted in its entirety and replaced with the following:

[RESERVED]

1.4.	Article 8, clause 8.1 is deleted in its entirety and replaced with the following:

8.1 Term. Subject to earlier termination as provided herein, the term of this Agreement (“Term”) shall continue until December 31, 2017. Customer has one option to extend the Term beyond that date for a period of up to an additional twelve months if necessary to fulfill its obligations under the BARDA Contract; this option must be exercised by the delivery of written notice of such exercise by Customer to Albemarle no later than October 1, 2017, and, upon exercise thereof, this Agreement thereafter shall continue on its then existing terms and conditions for the period stated in the notice.

8.2.1 Renegotiation Period and Subsequent Periods: Commencing ninety (90) days prior to the termination date or anticipated termination date of the Term (including any extension thereof pursuant to clause 8.1 hereof), the Parties will negotiate in good faith in an effort to agree upon revised Product pricing to be applicable during a renewal term of the Agreement. If the parties are able to agree on revised pricing, the Agreement shall, at the conclusion of the Term, renew for a subsequent three (3) year term at the agreed upon revised pricing. A similar ninety (90) day negotiation period shall apply prior to the conclusion of the subsequent term. In the event the parties are unable to agree to revised pricing during any ninety (90) day negotiation period, whether at the end of the initial or any subsequent term, then the Agreement shall renew for only a sixteen (16) week period utilizing pricing then in effect at the conclusion of the initial or the subsequent term, as applicable. The Agreement shall terminate at the end of any such sixteen (16) week renewal period that results from the parties being unable to agree to revised pricing.

1.5.	Paragraph 3 of the First Addendum is deleted.

2.
Effect. Except as specifically amended by this 2015 Amendment, the Agreement, as amended by the First Addendum, the Second Addendum, and the Third Addendum, will remain in full force and effect. All references to the "Agreement" in the Agreement and to the “Commercial Manufacturing Agreement” in the First Addendum, the Second Addendum, and the Third Addendum, will hereafter be deemed to refer to the Agreement as amended by the Parties through and including this 2015 Amendment.

3.	Miscellaneous.

3.1.
Effectiveness. This 2015 Amendment and the assumption of the Agreement, as amended, shall be effective upon the entry of a non-appealable order approving the same by the Court (the “Approval Date”) and payment of the Invoiced Costs by wire transfer in US Dollars within five business days following the Approval Date (the “Amendment Effective Date”). Albemarle represents and warrants that other than the Invoiced Costs, no amounts are due under the Agreement and no other claims exist under the Agreement relating to the period prior to the date hereof, other than any amounts payable with respect to performance under the Agreement subsequent to the Petition Date.

3.2.	Definitions. Capitalized terms used and not defined herein have the meanings given to such terms in the Agreement.

3.3.
Counterparts/ Facsimiles. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties agree that, notwithstanding any statute, regulation, decision, rule of evidence, or other law to the contrary, a printed copy of any facsimile transmittal or digital copy of this Amendment bearing the signature of a party shall be deemed to be “written,” a “writing,” and an “original,” as applicable.

3.4.	Governing Law. This Amendment will be governed by the Applicable Law provision contained in the Agreement.

IN WITNESS WHEREOF, the parties have executed this document.

SIGA TECHNOLOGIES, INC. By: /s/ Daniel J. Luckshire Title: EVP- CFO	ALBEMARLE CORPORATION By: /s/Kurt Hoeprich Title: VP-FCS